UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2016

RETAILMENOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36005	26-0159761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

301 Congress Avenue, Suite 700

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 777-2970

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2016, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of RetailMeNot, Inc. (the “Company”) approved an Amended and Restated 2016 Bonus Plan (the “Amended 2016 Plan”) for the Company’s employees, including the Company’s named executive officers, which restates the bonus plan previously adopted by the Company on February 11, 2016. The Amended 2016 Plan contains revised performance metrics to reflect changes in the Company’s business in connection with its acquisition of Giftcard Zen Inc in April 2016. Each participant in the Amended 2016 Plan is assigned a target bonus for 2016.

Under the Amended 2016 Plan, the bonuses for all of the Company’s Senior Vice Presidents and other “C-level” executives with global responsibilities, including the named executive officers but excluding Louis Agnese, III, Senior Vice President and General Manager, Gift Cards (collectively, “Management Employees”), will continue to be determined entirely based on achievement of certain Company-wide goals related to (i) consolidated net revenues, (ii) consolidated adjusted EBITDA and (iii) the audience for the Company’s portfolio of websites and mobile applications.

Bonuses for certain employees other than Management Employees will be determined in part based on performance of the operating segment and geographic region within the Company in which such employee performs their operational responsibilities (the “Company Performance Element”) in addition to bonus payouts determined based on achievement of certain individual performance metrics.

For the period from January 1, 2016 through June 30, 2016, the Company Performance Element of bonuses for employees other than Management Employees will be determined as follows:

•	Employees other than those based in Phoenix, Arizona will continue to have the Company Performance Element of their bonuses determined based on achievement of certain goals related to (i) consolidated net revenues, (ii) consolidated adjusted EBITDA and (iii) the audience for the Company’s portfolio of websites and mobile applications. These elements and their relative weighting are unchanged from the 2016 Bonus Plan originally approved by the Compensation Committee.

•	Employees based in Phoenix, Arizona will have the Company Performance Element of their bonuses determined based on achievement of certain goals related to (i) gift card segment operating income, (ii) gift card segment gross profit and (iii) gift card segment net revenues.

For the period from July 1, 2016 through December 31, 2016, employees other than Management Employees will be categorized based upon their operational responsibilities into either the “core segment” or “gift card segment.” This categorization will determine the components for each employee’s Company Performance Element during that period. The Company Performance Element earned from July 1, 2016 through December 31, 2016 for employees will be determined as follows:

•	Employees within the core segment will have the Company Performance Element of their bonuses determined based on achievement of certain goals related to (i) core segment operating income, (ii) net revenues for the country, region or regions for which the employee has operational responsibility and (iii) the audience for the Company’s portfolio of websites and mobile applications.

•	Employees within the gift card segment will have the Company Performance Element of their bonuses determined based on achievement of certain goals related to (i) gift card segment operating income, (ii) gift card segment gross profit and (iii) gift card segment net revenues. Mr. Agnese’s bonus will be determined entirely based on achievement of these same goals.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated 2016 Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAILMENOT, INC.

Date: July 12, 2016	/s/ Jonathan B. Kaplan
Jonathan B. Kaplan
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated 2016 Bonus Plan